        EXHIBIT 10.12

CARLYLE CREDIT SOLUTIONS, INC.
MULTIPLE CLASS PLAN
December 11, 2025
This Multiple Class Plan (this “Plan”) is adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the “1940 Act”), by Carlyle Credit Solutions, Inc., a Maryland corporation (the “Fund”).
W I T N E S S E T H:
WHEREAS, the Fund is a closed-end management investment company that has elected to be regulated as a business development company under the 1940 Act;
WHEREAS, the Fund intends to rely on exemptive relief from the Securities and Exchange Commission (“SEC”) that permits it to issue multiple classes of shares, and one of the conditions of this relief is that the Fund must comply with the provisions of Rule 18f-3 under the 1940 Act as though such rule applied to closed-end investment companies;
WHEREAS, the shares of common stock of the Fund (the “Shares”) are divided into one or more separate classes;
WHEREAS, the Fund desires to adopt this Plan in order that the Fund may issue multiple classes of Shares (each, a “Class”); and
WHEREAS, the Board of Directors of the Fund (the “Board”, and each member, a “Director”), including a majority of the Directors who are not “interested persons” (as defined by the 1940 Act) of the Fund (the “Independent Directors”), in considering whether the Fund should adopt and implement this Plan, has evaluated such information and considered such pertinent factors as it deemed necessary to undertake an informed evaluation of this Plan and determination as to whether this Plan should be adopted and implemented, and has determined that the adoption and implementation of this Plan, including the expense allocation contemplated herein, are in the best interests of each Class individually, as well as the best interests of the Fund;
NOW THEREFORE, the Fund adopts this Plan pursuant to Rule 18f-3 under the 1940 Act, on the following terms and conditions:
1.The effective date of this Plan (the “Effective Date”) shall be the date upon which the Board, including a majority of the Independent Directors, approves the Fund’s amended charter that establishes more than one Class.
2.The Fund may issue Shares in one or more Classes, as set forth in Exhibit A. Shares so issued will have the rights and preferences set forth in the Fund’s Articles of Amendment and Restatement and bylaws, each as amended from time to time, any applicable resolutions adopted by the Board from time to time and the Fund’s then current private placement memorandum (as may be amended or supplemented from time to time, the “PPM”) relating to the Classes.
3.Shares issued in Classes will be issued subject to, and in accordance with, the terms of Rule 18f-3 under the 1940 Act, including, without limitation:
(a)each Class will have a different arrangement for shareholder services or the distribution of Shares or both, and will pay all of the expenses of that arrangement, as set forth in Exhibit A;
(b)each Class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;
(c)each Class will have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;
(d)each Class will have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class;
(e)except as otherwise permitted under Rule 18f-3 under the 1940 Act, each Class will have the same rights and obligations as each other Class; and
(f)Shares of one Class may be converted or exchanged, including at the shareholder’s option, for Shares of another Class of the Fund (an “intra-Fund exchange”), if and to the extent an applicable intra-Fund conversion or exchange privilege is disclosed in the PPM and subject to the terms and conditions (including the imposition or waiver of any sales load, repurchase fee or early withdrawal charge) set forth in the PPM, provided in the case of a shareholder request, that the shareholder requesting the intra-Fund exchange meets the eligibility requirements of the Class into which such shareholder seeks to exchange.
4.In furtherance of paragraph 3(b) above, except for expenses attributable to the Class as described below (“Class Expenses”), all expenses incurred by the Fund are allocated among the Class S, Class D and Class I Shares based on the aggregate net asset value of the Fund attributable to each Class (“Fund Expenses”). Among other things, Class Expenses include:
(a)administrative and/or accounting or similar fees (each as described in the PPM) incurred by a specific Class;
(b)legal, printing and postage expenses related to preparing and distributing to current shareholders of a specific Class materials such as shareholder reports, PPM and proxies;
(c)blue sky fees incurred by a specific Class, if applicable;
(d)SEC registration fees incurred by a specific Class;
(e)expenses of administrative personnel and services required to support the shareholders of a specific Class;
(f)Directors’ fees incurred as a result of issues relating to a specific Class;

(g)auditors’ fees, litigation expenses, and other legal fees and expenses relating to a specific Class;
(h)incremental transfer agent fees and shareholder servicing expenses identified as being attributable to a specific Class;
(i)account expenses relating solely to a specific Class;
(j)expenses incurred in connection with any shareholder meetings as a result of issues relating to a specific Class; and
(k)any such other expenses (not including advisory or custodial fees or other expenses related to the management of the Fund’s assets) actually incurred in a different amount by a Class or related to a Class’s receipt of services of a different kind or to a different degree than another Class.
Expenses of the Fund allocated to a particular Class of the Fund are borne on a pro rata basis by each outstanding Share of that Class. Income, realized and unrealized capital gains and losses, and expenses that are not allocated to a specific Class pursuant to this Plan, are allocated to each Class of the Fund on the basis of the aggregate net asset value of that Class in relation to the aggregate net asset value of the Fund.

5.A 2.00% early repurchase deduction may be charged by the Fund with respect to any repurchase of Shares that have not been outstanding for at least one year. The holding period ends on the one-year anniversary of the subscription closing date. The early repurchase deduction will not apply to Shares acquired through the Fund's distribution reinvestment plan, and the early repurchase deduction may be waived for certain categories of shareholders as disclosed from time to time in connection with a repurchase request.
6.Nothing in this Plan will be deemed to require the Fund to take any action contrary to its Articles of Amendment and Restatement or bylaws, each as amended from time to time, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of the responsibility for and control of the conduct of the affairs of the Fund.
7.This Plan will continue in effect indefinitely unless terminated by a vote of the Board. This Plan may be terminated at any time with respect to the Fund or a Class thereof by a majority of the Independent Directors.
8.This Plan may be amended at any time by the Board, provided that any material amendment of this Plan will be effective only upon approval by a vote of the Board, and a majority of the Independent Directors.
9.This Plan will be construed in accordance with the internal laws of the State of Maryland and the applicable provisions of the 1940 Act.
10.If any provision of this Plan is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Plan will not be affected thereby.

EXHIBIT A
Classes as of December 11, 2025

Class	Sales Load (Charged by Fund)*	Shareholder Servicing and/or Distribution Fee (calculated per annum as a percent of the aggregate NAV as of the beginning of the first calendar day of each applicable month)
Class I	N/A	N/A
Class S	N/A	0.85%
Class D	N/A	0.25%

*If Class S or Class D Shares are sold through certain intermediaries, such intermediaries may directly charge transfer or other fees, including upfront placement fees or brokerage commissions, instead of the amounts disclosed by the Fund’s then-current PPM.